UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012 (November 7, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 9, 2012, Chesapeake Energy Corporation (the “Company”) entered into a Credit Agreement (the “Term Loan Credit Agreement”) among the Company, as Borrower, Bank of America, N.A., as Administrative Agent, Goldman Sachs Bank USA and Jefferies Finance LLC, as Syndication Agents, and the several banks and other financial institutions a party thereto that provides for aggregate term loan commitments of $2.0 billion.

Amounts borrowed under the Term Loan Credit Agreement bear interest, at the Company’s option, at either (a) the Eurodollar rate, which is based on the British Bankers Association LIBOR Rate, plus an Applicable Margin (as defined below) or (b) a base rate equal to the greatest of (i) the rate announced by Bank of America, N.A. as its “prime rate”, (ii) the federal funds effective rate plus 0.50% per annum and (iii) the Eurodollar rate that would be applicable to a Eurodollar loan with an interest period of one month plus 1% per annum, in each case, plus the Applicable Margin. The Eurodollar rate is subject to a floor of 1.25% per annum and the base rate is subject to a floor of 2.25% per annum. Interest is payable quarterly or, if the Eurodollar rate applies, it may be payable at more frequent intervals. The initial Applicable Margin for Eurodollar loans is 4.50% per annum and the initial Applicable Margin for base rate loans is 3.50% per annum.

Amounts borrowed under the Term Loan Credit Agreement are unconditionally guaranteed on a joint and several basis by certain of the Company’s direct and indirect wholly owned domestic subsidiaries (including the subsidiaries that are subsidiary guarantors under the Company’s senior notes). Such amounts are not secured by any assets of the Company or its subsidiaries.

The Term Loan Credit Agreement contains negative covenants substantially similar to those contained in the Company’s corporate revolving bank credit facility, including covenants that limit the Company’s ability, as well as the ability of certain of its subsidiaries, to, among other things, incur indebtedness, grant liens, make investments, loans and restricted payments and enter into certain business combination transactions. The Term Loan Credit Agreement also requires that the Company make an offer to voluntarily prepay term loans outstanding with the net cash proceeds from specified asset sales where such net cash proceeds are not used by the Company or its subsidiaries to fund capital expenditures within 365 days after the receipt of such proceeds or to repay certain other debt.  The Term Loan Credit Agreement does not contain any financial maintenance covenants.

The Term Loan Credit Agreement contains events of default and remedies substantially similar to those contained in the Company’s corporate revolving bank credit facility, including, among others, those related to a default in the payment of principal or interest, an inaccuracy of a representation or warranty in any material respect, a default with regard to performance of covenants, a default in the payment or another “event of default” under the corporate revolving bank credit facility or other indebtedness of the Company and certain of its subsidiaries where the aggregate outstanding principal amount exceeds $125 million, the entry by a court of one or more judgments or orders for the payment of money against the Company or certain of its subsidiaries in an aggregate amount in excess of $125 million that has not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof, the cessation of the guarantee agreement to be in full force and effect and certain change of control events. Upon the occurrence of a default, in some cases following a notice and cure period, the lenders under the Term Loan Credit Agreement may accelerate the maturity of the loans and require the full and immediate repayment of all borrowings under the Term Loan Credit Agreement.

The Term Loan Credit Agreement matures on December 2, 2017. On or prior to November 9, 2013, loans outstanding under the Term Loan Credit Agreement may be voluntarily prepaid by the Company at a price equal to the Make Whole Premium, as defined in the Term Loan Credit Agreement, at the prepayment date, plus accrued and unpaid interest, if any, on the amounts to be voluntarily prepaid to the prepayment date.  Between November 10, 2013 and November 9, 2014 and between November 10, 2014 and November 9, 2015, loans outstanding under the Term Loan Credit Agreement may be voluntarily prepaid by the Company at prices (expressed as percentages of principal amount of the loans prepaid) equal to 102% and 101%, respectively, plus, in each case, accrued and unpaid interest, if any, on the amounts to be voluntarily prepaid to the prepayment date.  At any time following November 9, 2015, loans outstanding under the Term Loan Credit Agreement may be voluntarily prepaid by the Company prior to the maturity date without premium or penalty.

 The Term Loan Credit Agreement closed and all commitments thereunder were fully funded on November 9, 2012. The Company used the proceeds received to voluntarily prepay the remaining outstanding borrowings under the Company’s term loan facility entered into on May 11, 2012 and to repay indebtedness outstanding under its corporate revolving bank credit facility.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On November 7, 2012, the Company issued a press release announcing the pricing of the term loans under the Term Loan Credit Agreement.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    (d)    Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      November 13, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

4.1
Credit Agreement, dated November 9, 2012, among Chesapeake Energy Corporation, as Borrower, Bank of America, N.A., as Administrative Agent, Goldman Sachs Bank USA and Jefferies Finance LLC, as Syndication Agents, and the several banks and other financial institutions from time to time a party thereto

99.1	Chesapeake Energy Corporation press release dated November 7, 2012